UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Brookdale Senior Living Inc.

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Below is the Company’s letter to shareholders sent on June 30, 2025, which was also posted on the Company’s website VoteBrookdaleBlue.com, in connection with its 2025 Annual Meeting of Stockholders, which will be held on July 11, 2025:

June 30, 2025 Dear Fellow Shareholder, With the important Annual Meeting of Stockholders less than two weeks away, we urge you to act TODAY to protect the value of your investment by voting “FOR” ALL eight Brookdale nominees listed on the accompanying BLUE proxy card. Your vote NOW could impact the future value of your shares because Ortelius Advisors, L.P. (“Ortelius”), who beneficially owns just 1% of Brookdale’s shares, is seeking to take control of your Board. Why Is Your Vote So Important? We have significantly refreshed the Board with the new perspectives and the right skillsets to oversee our clear strategy that is driving strong results, and we are continuing to make progress in the search for the Company’s next CEO. Ortelius, on the other hand, is trying to seize control of the Brookdale Board with nominees whose skills are redundant with our current directors or not relevant to our business. In fact, this entire proxy contest could have been avoided if Ortelius had simply engaged with the Board constructively and let us interview their candidates as part of our Board refreshment process, rather than insisting on substantial Board change. We believe that electing any of the nominees from Ortelius would put the value of your investment at risk by disrupting the continued successful execution of our strategy and impairing our CEO search.

Your Board is Highly Qualified, Refreshed, and Overseeing the Company’s Continuing Growth and Transformation Brookdale’s director slate possesses extensive experience in senior living, clinical healthcare, hospitality, operations, sales and marketing, finance and economics, and mergers and acquisitions and is well equipped to oversee the Company’s continued growth and transformation and make informed decisions that benefit our shareholders. Our Board slate is uniquely suited to oversee the Company’s business and management team, with complementary skills, insights, and perspectives that are critical to Brookdale’s operating strategy, real estate portfolio, and regulatory relationships. Our Board composition also reflects a thoughtful refreshment process, which includes identifying individuals with the right skills to oversee the continued execution of Brookdale’s business strategy. In the past year, Brookdale has added four new independent directors: Joshua Hausman, Mark Fioravanti, Claudia Drayton, and Elizabeth Mace. These individuals are extremely accomplished in their respective fields, and we believe their expertise is additive in our boardroom and complements the institutional knowledge provided by Brookdale’s more tenured directors. Following the Annual Meeting, if Brookdale’s nominees are elected, the Board will be composed of eight highly qualified and engaged directors, seven of whom are independent, with an average tenure of less than 4 years, well below the S&P 500 average of ~8 years. We are confident that the skillsets of Brookdale’s Board outmatch those of Ortelius’ nominees in every critical area. Replacing even a single Brookdale director with an Ortelius nominee will deprive the Board of key skillsets, expertise, and institutional knowledge at a critical time. Brookdale’s Strategy is Driving Strong Results Under your current Board’s leadership, we have been successfully executing our strategy of improving operating performance, optimizing our real estate portfolio, reinvesting capital into our communities, reducing our leverage, and investing in our residents, associates, and culture, and our efforts are generating positive momentum. Over the past several years, we streamlined operations, simplified the business, rationalized our lease portfolio, and reduced leverage. Our Q1 2025 results demonstrate that our strategy is working: Positive Adjusted Free Cash Flow1 – which typically has been negative in the first quarter • Adjusted EBITDA1 that exceeded internal expectations and consensus estimates • 80% same community weighted average occupancy, a key turning point towards positive cash flow generation 140 bps increase in consolidated weighted average occupancy YoY2 • 4.9% growth in consolidated RevPAR YoY, exceeding internal expectations • 90 bps expansion in operating income margin YoY – delivering the highest same community operating income margin achievement in five years

We have continued to make strong progress, and the metrics we have achieved with our May 2025 occupancy data show that our momentum has continued: May consolidated weighted average occupancy grew 190 bps year- over- year and 20 bps sequentially to 80.0%, achieving a critical milestone for the consolidated portfolio Driven by strong move-in volume and disciplined sales execution, May same community weighted average occupancy was 80.6%, also increasing 20 bps sequentially compared to April May same community month end occupancy grew 50 bps sequentially to 82.1%, achieving the highest month end sequential increase in the last nine months Second quarter-to-date consolidated weighted average occupancy of 79.9% represents a 60 bp sequential occupancy increase from the full first quarter May 2025 month end occupancy growth accelerated to 50 bps sequentially from April compared to 30 bps in the prior year period Third-party analysts also recognize the results we have achieved: “Given the strength BKD saw in Q1 -- where occupancy moved notably above historical trends throughout the quarter -- the continued improvement in trends through Q2 QTD is a positive indicator of the ongoing improvement in sector fundamentals (i.e., demand-supply dynamics) that are being driven by demographic factors, which we believe will translate to NT EBITDA/FCF upside. As we look past 2025, we expect increasing demand matched by modest supply growth to translate to further occupancy gains and EBITDA/ FCF acceleration for BKD that should translate to notable stock upside over the next few years.” 6/9/2025 “This is the first time the company has delivered 80% occupancy since April 2020 and marks a significant milestone in the multi-year recovery effort. QTD occupancy is now tracking at 79.9%, which is 50 bps ahead of our 2Q estimate and points to another solid RevPAR and EBITDA beat. Recall, on the 1Q earnings call BKD highlighted a number of strategic initiatives to boost profitable occupancy including the deployment of high-impact response (SWAT) teams and dynamic pricing strategies – both of which appear to be paying off.” 6/9/2025 “Brookdale remains well-positioned to accelerate its recovery and capitalize on favorable demographic trends and constrained industry supply. Brookdale is currently in a strategic search for a new CEO with prior proven industry experience and ability to drive occupancy growth and operational improvement. With HealthPlus, strategic portfolio actions, and marketing refinements, we believe BKD is uniquely equipped to drive profitable growth moving forward.” 5/20/2025 “We believe BKD is moving in the right direction in organic growth and portfolio activities. Against a favorable supply demand backdrop, matching senior living peer performance and unlocking value should be the core mission of the next CEO.” 5/7/2025

Your Board is Making Progress on the Search for Brookdale’s Next CEO Our Board holds our management team accountable, and we have an executive search process well underway to identify the Company’s next leader. The search began when we initially contacted Spencer Stuart in late 2024 to aid the Company’s CEO succession planning. We announced the official CEO change in April 2025 after receiving feedback from shareholders that immediate change was preferred. Ortelius’ disruptive campaign delayed the CEO search process. Our top priority in the search process is identifying an individual who will focus on driving continued operational and financial improvements, capitalizing on the intrinsic value of our owned real estate portfolio, and leveraging our compelling industry dynamics and cash flow generation potential. Spencer Stuart has compiled a robust list of candidates that our CEO Search Committee is carefully evaluating, casting a wide net in the healthcare, hospitality, real estate, and senior living industries. We are carefully reviewing these candidates as we work to find a CEO that will deliver sustained and compelling returns to our shareholders. Your Board is engaged, highly qualified and refreshed, and overseeing the effective execution of the Company’s strategic initiatives to generate meaningful and significant long-term shareholder value. We believe that Ortelius’ nominees lack the relevant skills needed to enhance our Board and would detract from the meaningful progress that we already have underway at Brookdale. Protect the value of your investment by voting the BLUE proxy card today “FOR” ONLY Brookdale’s eight highly qualified and experienced director nominees. Since time is short, we encourage you to vote online, if possible, by following the easy instructions on the BLUE proxy card. If you received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email. If you have any questions or require assistance in voting your shares, please call Brookdale’s proxy solicitor, Innisfree M&A Incorporated, at +1 (877) 750-5838 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries). The Brookdale Board has been steadfast in its commitment to act in the best interest of all shareholders, and we appreciate your continued support. Sincerely, The Brookdale Board of Directors Vote The BLUE Proxy Card “FOR” Only Brookdale’s Eight Nominees Today BKDMGMT005

11.See Non-GAAP Financial Measures below for further information. NON-GAAP FINANCIAL MEASURES This communication mentions the financial measures Adjusted EBITDA and Adjusted Free Cash Flow, which are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). References to these non-GAAP financial measure is intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider this non-GAAP financial measure as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. ADJUSTED EBITDA Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, legal, cost reduction or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. The Company believes that presentation of Adjusted EBITDA as a performance measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance and to make day-to-day operating decisions; (ii) it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods; (iii) the Company believes that this measure is used by research analysts and investors to evaluate the Company’s operating results and to value companies in its industry; and (iv) the Company uses the measure for components of executive compensation. ADJUSTED FREE CASH FLOW Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease assets and liabilities for lease termination, cash paid/received for gain/loss on facility operating lease termination and lessor capital expenditure reimbursements under operating leases; plus: property and casualty insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: non-development capital expenditures and payment of financing lease obligations. The Company believes that presentation of Adjusted Free Cash Flow as a liquidity measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness, pay dividends to stockholders, engage in share repurchases and make capital expenditures, including development capital expenditures; and (ii) it provides an indicator to management to determine if adjustments to current spending decisions are needed. DEFINITIONS RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding revenue for private duty services provided to seniors living outside of the Company’s communities), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period. Same Community information reflects operating results and data of a consistent population of communities by excluding the impact of changes in the composition of the Company’s portfolio of communities. The operating results exclude natural disaster expense and related insurance recoveries. The Company defines its same community portfolio as communities consolidated and operational for the full period in both comparison years. Consolidated communities excluded from the same community portfolio include communities acquired or disposed of since the beginning of the prior year, communities classified as assets held for sale, certain communities planned for disposition including through asset sales or lease terminations, certain communities that have undergone or are undergoing expansion, redevelopment, and repositioning projects, and certain communities that have experienced a casualty event that significantly impacts their operations. Same Community Operating Income is defined by the Company as resident fee revenue less facility operating expense (excluding natural disaster expense and related insurance recoveries) for the Company’s Same Community portfolio. Same Community Operating Income does not include general and administrative expense or depreciation and amortization. FORWARD-LOOKING STATEMENTS Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “on track,” “potential,” “intend,” “enable,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “executing,” “believe,” “poised,” “positioned,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions, and include statements regarding the focus of the Board of Directors and management of the Company, the execution and advancement of the Company’s strategy, the Company’s CEO search process, the 2. Year over year Company’s ability to continue to successfully execute on key initiatives, deliver positive financial and operational performance and drive enhanced shareholder value. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company’s information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company’s ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on the Company’s strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company’s ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company’s communities that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the Company’s ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company’s debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company’s indebtedness and long-term leases on the Company’s liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company’s debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company’s business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including as a result of the current proxy contest and any potential change of control of the Company or the Board; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this communication. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this communication to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This letter may contain commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company. The Company has neither sought nor obtained consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. The Company has not assisted in the preparation of any third-party information. BKDMGMT006